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                           SECTION 906 CERTIFICATIONS

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the John Hancock Variable Series Trust I (the "Registrant") hereby certify, to the best of his or her knowledge, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:   /s/ MICHELE G. VAN LEER
      -----------------------------------
      Michele G. Van Leer
      Chairman

Date: February 11, 2004

By:   /s/ RAYMOND F. SKIBA
      -----------------------------------
      Raymond F. Skiba
      Treasurer

Date: February 11, 2004

[A signed original of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the SEC or its staff upon request.]